Axos Financial, Inc. Reports First Quarter Fiscal 2023 Results

LAS VEGAS, NV – (BUSINESS WIRE) – October 27, 2022 – Axos Financial, Inc. (NYSE: AX) (“Axos”), today announced unaudited financial results for the first fiscal quarter ended September 30, 2022. Net income was $58.4 million, a decrease of 3% from $60.2 million for the quarter ended September 30, 2021. Diluted earnings per share were $0.97, a decrease of $0.02, or 2%, as compared to diluted earnings per share of $0.99 for the quarter ended September 30, 2021.
Adjusted earnings and adjusted earnings per diluted common share (“adjusted EPS”), non-GAAP measures, which exclude non-cash amortization expenses and non-recurring costs related to mergers and acquisitions, and other non-recurring costs increased 15% to $71.6 million and 15% to $1.18, respectively, for the quarter ended September 30, 2022, compared to $62.2 million and $1.03, respectively, for the quarter ended September 30, 2021.
First Quarter Fiscal 2023 Financial Summary

	Three Months Ended September 30,
(Dollars in thousands, except per share data)	2022	2021	% Change
Net interest income	$180,475	$146,642	23.1%
Non-interest income	$27,208	$26,702	1.9%
Net income	$58,407	$60,210	(3.0)%
Adjusted earnings (Non-GAAP)[1]	$71,615	$62,228	15.1%
Diluted EPS	$0.97	$0.99	(2.0)%
Adjusted EPS (Non-GAAP)[1]	$1.18	$1.03	14.6%
[1] See “Use of Non-GAAP Financial Measures”
“We delivered another strong quarter, with double-digit annualized loan, deposit and book value per share growth,” stated Greg Garrabrants, President and Chief Executive Officer of Axos. “Net interest income increased 23.1% year-over-year, propelled by strong loan growth and net interest margin expanding on a consolidated and bank-only basis. Axos Securities continues to benefit from rising interest rates, with $3.3 billion of low-cost deposits and $8.9 million of pretax income. I am extremely excited about the future growth opportunities we have across our securities businesses.”
“We continue to generate profitable growth while maintaining strong capital levels,” stated Derrick Walsh, Executive Vice President and Chief Financial Officer of Axos. “Credit quality in our loan portfolio remains healthy with a non-performing loan ratio of 0.78%. Over the past year, we have demonstrated our asset sensitivity by expanding our net interest margin. We continue to invest prudently in existing and new businesses that will further diversify our loan, deposit and fee income capabilities.”

Other Highlights
•Net loans for investment totaled $15.2 billion at September 30, 2022, an increase of $1.1 billion, or 31.8% annualized, from $14.1 billion at June 30, 2022
•Total deposits totaled $15.2 billion at September 30, 2022, an increase of $1.3 billion, or 35.3% annualized, from $13.9 billion at June 30, 2022
•Net interest margin was 4.26% compared to 4.22% for the three months ended September 30, 2021
•Pretax income for the securities business segment was $8.9 million for the three months ended September 30, 2022, an improvement from a $0.4 million loss for the three months ended June 30, 2022
•Non-performing loans to total loans was 0.78%, down from 0.83% at June 30, 2022
•Book value increased to $28.35 per share, up from $24.52, an increase of 15.6% at September 30, 2021

First Quarter Fiscal 2023 Income Statement Summary
Net income was $58.4 million or $0.97 per diluted common share for the three months ended September 30, 2022, compared to $60.2 million, or $0.99 per diluted common share for the three months ended September 30, 2021. Net interest income increased $33.8 million or 23.1% for the three months ended September 30, 2022 compared to the three months ended September 30, 2021, primarily due to higher average balances and rates earned in the loan portfolio, partially offset by higher rates paid on deposits.
The provision for credit losses was $8.8 million for the three months ended September 30, 2022 compared to $4.0 million for the three months ended September 30, 2021 primarily due to growth in the loan portfolio and changes in loan mix.
Non-interest income increased to $27.2 million for the three months ended September 30, 2022 compared to $26.7 million for the three months ended September 30, 2021. Increases of $2.7 million in broker-dealer fee income and $1.7 million in advisory fee income were mostly offset by decreases of $1.9 million in mortgage banking income and $1.8 million in prepayment penalty fee income.
Non-interest expense, comprised of various operating expenses, increased $31.7 million to $116.1 million for the three months ended September 30, 2022 from $84.4 million for the three months ended September 30, 2021. The increase was primarily attributable to a $16.0 million accrual in the current quarter as a result of an adverse legal judgement that has not been finalized, increased salaries and related costs of $6.3 million, as well as higher professional services expenses of $3.5 million, advertising and promotional expenses of $3.0 million and data processing expenses of $1.9 million.
Balance Sheet Summary
Axos’ total assets increased by $1.0 billion, or 6%, to $18.4 billion, at September 30, 2022, from $17.4 billion at June 30, 2022, primarily due to an increase of $1.1 billion in loans held for investment. Total liabilities increased by $0.9 billion, or 6%, to $16.7 billion at September 30, 2022, from $15.8 billion at June 30, 2022, primarily due to an increase in deposits of $1.3 billion. Stockholders’ equity increased by approximately $58.0 million, or 4%, to $1.7 billion at September 30, 2022 from $1.6 billion at June 30, 2022. The increase was primarily the result of net income of $58.4 million.
The Bank’s Tier 1 capital to adjusted average assets ratio was 10.30% at September 30, 2022 compared to 10.14% at September 30, 2021.

Conference Call
A conference call and webcast will be held on Thursday, October 27, 2022 at 5:00 PM Eastern / 2:00 PM Pacific. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial: 877-407-8293. The conference call will be webcast live, and both the webcast and the earnings supplement may be accessed at Axos’ website, investors.axosfinancial.com. For those unable to listen to the live broadcast, a replay will be available until November 27, 2022, at Axos’ website and telephonically by dialing toll-free number 877-660-6853, passcode 13733311.

About Axos Financial, Inc. and Subsidiaries
The condensed consolidated financial statements include the accounts of Axos Financial, Inc. (“Axos”) and its wholly owned subsidiaries, Axos Bank (the “Bank”) and Axos Nevada Holding, LLC (“Axos Nevada Holding” and collectively, the “Company”). Axos Nevada Holding wholly owns its subsidiary Axos Securities, LLC, which wholly owns subsidiaries Axos Clearing LLC, a clearing broker dealer, Axos Invest, Inc., a registered investment advisor, and Axos Invest LLC, an introducing broker dealer. With approximately $18.4 billion in consolidated assets, Axos Financial, Inc. through Axos Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division AAS), with approximately $30.3 billion of assets under custody and/or administration, and Axos Invest, Inc., provide comprehensive securities clearing and custody services to introducing broker-dealers and registered investment advisor correspondents and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, the KBW Nasdaq Financial Technology Index, and the Travillian Tech-Forward Bank Index. For more information on Axos Financial, Inc. please visit investors.axosfinancial.com.
Segment Reporting
The Company operates through two segments: Banking Business and Securities Business. In order to reconcile the two segments to the consolidated totals, the Company includes parent-only activities and intercompany eliminations. Inter-segment transactions are eliminated in consolidation and primarily include non-interest income earned by the Securities Business segment and non-interest expense incurred by the Banking Business segment for cash sorting fees related to deposits sourced from Securities Business segment customers, as well as interest expense paid by the Banking Business segment to each of the wholly-owned subsidiaries of the Company and to the Company itself for their operating cash held on deposit with the Business Banking segment.
The following tables present the operating results of the segments and reconciliations:

	Three Months Ended September 30, 2022
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$179,730	$4,275	$(3,530)	$180,475
Provision for credit losses	8,750	—	—	8,750
Non-interest income	10,712	29,165	(12,669)	27,208
Non-interest expense	100,796	24,515	(9,224)	116,087
Income before taxes	$80,896	$8,925	$(6,975)	$82,846

	Three Months Ended September 30, 2021
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$142,241	$6,176	$(1,775)	$146,642
Provision for credit losses	4,000	—	—	4,000
Non-interest income	14,828	13,106	(1,232)	26,702
Non-interest expense	62,725	19,273	2,433	84,431
Income before taxes	$90,344	$9	$(5,440)	$84,913

Use of Non-GAAP Financial Measures
In addition to the results presented in accordance with GAAP, this release includes non-GAAP financial measures such as adjusted earnings, adjusted earnings per diluted common share, and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. Although we believe the non-GAAP financial measures disclosed in this release enhance investors’ understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.
We define “adjusted earnings”, a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related costs (including amortization of intangible assets related to acquisitions) and other costs (unusual or non-recurring charges). Adjusted earnings per diluted common share (“adjusted EPS”), a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and adjusted EPS provide useful information about Axos’ operating performance. We believe excluding the non-recurring acquisition-related costs, and other costs provides investors with an alternative understanding of Axos’ core business.
Below is a reconciliation of net income, the nearest compatible GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

	Three Months Ended September 30,
(Dollars in thousands, except per share amounts)	2022	2021
Net income	$58,407	$60,210
Acquisition-related costs	2,734	2,846
Other costs	16,000	—
Income taxes	(5,526)	(828)
Adjusted earnings (Non-GAAP)	$71,615	$62,228
Adjusted EPS (Non-GAAP)	$1.18	$1.03
We define “tangible book value”, a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders’ equity minus mortgage servicing rights, goodwill and other intangible assets. Tangible book value per common share, a non-GAAP financial measure, is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company’s capital strength, financial condition, and ability to manage potential losses.
Below is a reconciliation of total stockholders’ equity, the nearest compatible GAAP measure, to tangible book value per common share (non-GAAP) as of the dates indicated:

	September 30,
(Dollars in thousands, except per share amounts)	2022	2021
Common stockholders’ equity	$1,700,972	$1,458,621
Less: mortgage servicing rights, carried at fair value	26,373	18,438
Less: goodwill and other intangible assets	160,429	164,944
Tangible common stockholders’ equity (Non-GAAP)	$1,514,170	$1,275,239
Common shares outstanding at end of period	59,998,673	59,494,633
Tangible book value per common share (Non-GAAP)	$25.24	$21.43

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance and asset quality, Axos’ ability to continue to grow profitably and increase its business, Axos’ ability to continue to diversify its lending and deposit franchises, the anticipated timing and financial performance of other offerings, initiatives, and acquisitions and expectations of the environment in which Axos operates. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation uncertainties surrounding the severity, duration, and effects of the COVID-19 pandemic, Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate, risks associated with credit quality, the outcome and effects of litigation and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:
Johnny Lai, CFA
SVP, Corporate Development & Investor Relations
858-649-2218
jlai@axosfinancial.com

The following tables set forth certain selected financial data concerning the periods indicated:
AXOS FINANCIAL, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	September 30, 2022	June 30, 2022	September 30, 2021
Selected Balance Sheet Data:
Total assets	$18,407,078	$17,401,165	$14,906,750
Loans—net of allowance for credit losses	15,211,573	14,091,061	11,879,021
Loans held for sale, carried at fair value	9,463	4,973	33,344
Loans held for sale, lower of cost or fair value	10,476	10,938	11,949
Allowance for credit losses - loans	155,472	148,617	136,778
Securities—trading	75	1,758	1,941
Securities—available-for-sale	257,634	262,518	135,996
Securities borrowed	87,622	338,980	457,282
Customer, broker-dealer and clearing receivables	410,842	417,417	427,169
Total deposits	15,176,631	13,946,422	11,747,442
Advances from the FHLB	112,500	117,500	157,500
Borrowings, subordinated notes and debentures	425,818	445,244	255,896
Securities loaned	206,889	474,400	539,505
Customer, broker-dealer and clearing payables	500,584	511,654	510,040
Total stockholders’ equity	1,700,972	1,642,973	1,458,621

Capital Ratios:
Equity to assets at end of period	9.24%	9.44%	9.78%
Axos Financial, Inc.:
Tier 1 leverage (to adjusted average assets)	8.98%	9.25%	9.19%
Common equity tier 1 capital (to risk-weighted assets)	9.97%	9.86%	10.79%
Tier 1 capital (to risk-weighted assets)	9.97%	9.86%	10.79%
Total capital (to risk-weighted assets)	12.90%	12.73%	13.10%
Axos Bank:
Tier 1 leverage (to adjusted average assets)	10.30%	10.65%	10.14%
Common equity tier 1 capital (to risk-weighted assets)	10.87%	11.24%	11.89%
Tier 1 capital (to risk-weighted assets)	10.87%	11.24%	11.89%
Total capital (to risk-weighted assets)	11.71%	12.01%	12.80%
Axos Clearing LLC:
Net capital	$49,183	$38,915	$39,663
Excess capital	$42,324	$32,665	$31,435
Net capital as a percentage of aggregate debit items	14.34%	12.45%	9.64%
Net capital in excess of 5% aggregate debit items	$32,035	$23,290	$19,092

AXOS FINANCIAL, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands, except per share data)

	At or for the Three Months Ended
	September 30,
	2022	2021
Selected Income Statement Data:
Interest and dividend income	$223,786	$158,310
Interest expense	43,311	11,668
Net interest income	180,475	146,642
Provision for credit losses	8,750	4,000
Net interest income after provision for credit losses	171,725	142,642
Non-interest income	27,208	26,702
Non-interest expense	116,087	84,431
Income before income tax expense	82,846	84,913
Income tax expense	24,439	24,703
Net income	$58,407	$60,210

Per Common Share Data:
Net income:
Basic	$0.98	$1.01
Diluted	$0.97	$0.99
Adjusted earnings per common share (Non-GAAP)[1]	$1.18	$1.03
Book value per common share	$28.35	$24.52
Tangible book value per common share (Non-GAAP)[1]	$25.24	$21.43

Weighted average number of common shares outstanding:
Basic	59,854,584	59,390,846
Diluted	60,486,394	60,644,288
Common shares outstanding at end of period	59,998,673	59,494,633
Common shares issued at end of period	69,151,152	68,370,617

Performance Ratios and Other Data:
Loan originations for investment	$2,486,224	$2,092,279
Loan originations for sale	$70,073	$209,967
Return on average assets	1.32%	1.66%
Return on average common stockholders’ equity	13.91%	16.20%
Interest rate spread[2]	3.66%	4.04%
Net interest margin[3]	4.26%	4.22%
Net interest margin[3] – Banking Business Segment	4.50%	4.48%
Efficiency ratio[4]	55.90%	48.71%
Efficiency ratio[4] – Banking Business Segment	52.93%	39.93%

Asset Quality Ratios:
Net annualized charge-offs to average loans[5]	0.05%	0.01%
Non-performing loans and leases to total loans	0.78%	1.12%
Non-performing assets to total assets	0.68%	0.94%
Allowance for credit losses - loans to total loans held for investment	1.01%	1.14%
Allowance for credit losses - loans to non-performing loans	129.04%	101.97%

1    See “Use of Non-GAAP Financial Measures” herein.
2     Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.
3    Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.
4 Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.
5 Net charge-offs do not include any amounts transferred to loans held for sale.

AXOS FINANCIAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par and stated value)	(Unaudited) September 30, 2022	June 30, 2022
ASSETS
Cash and cash equivalents	$1,369,170	$1,202,587
Cash segregated for regulatory purposes	328,878	372,112
Total cash, cash equivalents, and cash segregated	1,698,048	1,574,699
Securities:
Trading	75	1,758
Available-for-sale	257,634	262,518
Stock of regulatory agencies	20,881	20,368
Loans held for sale, carried at fair value	9,463	4,973
Loans held for sale, lower of cost or fair value	10,476	10,938
Loans—net of allowance for credit losses of $155,472 as of September 30, 2022 and $148,617 as of June 30, 2022	15,211,573	14,091,061
Mortgage servicing rights, carried at fair value	26,373	25,213
Securities borrowed	87,622	338,980
Customer, broker-dealer and clearing receivables	410,842	417,417
Goodwill and other intangible assets—net	160,429	156,405
Other assets	513,662	496,835
TOTAL ASSETS	$18,407,078	$17,401,165

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing	4,626,907	5,033,970
Interest bearing	10,549,724	8,912,452
Total deposits	15,176,631	13,946,422
Advances from the Federal Home Loan Bank	112,500	117,500
Borrowings, subordinated notes and debentures	425,818	445,244
Securities loaned	206,889	474,400
Customer, broker-dealer and clearing payables	500,584	511,654
Accounts payable and other liabilities	283,684	262,972
Total liabilities	16,706,106	15,758,192

STOCKHOLDERS’ EQUITY:
Common stock—$0.01 par value; 150,000,000 shares authorized; 69,151,152 shares issued and 59,998,673 shares outstanding as of September 30, 2022; 68,859,722 shares issued and 59,777,949 shares outstanding as of June 30, 2022	692	689
Additional paid-in capital	459,101	453,784
Accumulated other comprehensive income (loss)—net of tax	(5,770)	(2,933)
Retained earnings	1,486,851	1,428,444
Treasury stock, at cost; 9,152,479 shares as of September 30, 2022 and 9,081,773 shares as of June 30, 2022	(239,902)	(237,011)
Total stockholders’ equity	1,700,972	1,642,973
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,407,078	$17,401,165

AXOS FINANCIAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	September 30,
(Dollars in thousands, except earnings per common share)	2022	2021
INTEREST AND DIVIDEND INCOME:
Loans, including fees	$208,338	$149,176
Securities borrowed and customer receivables	4,384	6,851
Investments	11,064	2,283
Total interest and dividend income	223,786	158,310
INTEREST EXPENSE:
Deposits	32,505	7,712
Advances from the Federal Home Loan Bank	5,163	1,016
Securities loaned	943	251
Other borrowings	4,700	2,689
Total interest expense	43,311	11,668
Net interest income	180,475	146,642
Provision for credit losses	8,750	4,000
Net interest income, after provision for credit losses	171,725	142,642
NON-INTEREST INCOME:
Broker-dealer fee income	9,178	6,462
Advisory fee income	6,959	5,304
Banking and service fees	6,514	6,680
Mortgage banking income	3,365	5,270
Prepayment penalty fee income	1,192	2,986
Total non-interest income	27,208	26,702
NON-INTEREST EXPENSE:
Salaries and related costs	46,996	40,737
Data processing	14,022	12,092
Depreciation and amortization	6,094	5,728
Advertising and promotional	6,370	3,372
Professional services	8,087	4,545
Occupancy and equipment	4,054	3,181
FDIC and regulatory fees	3,735	2,266
Broker-dealer clearing charges	2,829	4,005
General and administrative expense	23,900	8,505
Total non-interest expense	116,087	84,431
INCOME BEFORE INCOME TAXES	82,846	84,913
INCOME TAXES	24,439	24,703
NET INCOME	$58,407	$60,210
COMPREHENSIVE INCOME	$55,570	$59,703
Basic earnings per common share	$0.98	$1.01
Diluted earnings per common share	$0.97	$0.99

AVERAGE BALANCES, NET INTEREST INCOME, YIELDS EARNED AND RATES PAID
The following table presents information regarding (i) average balances; (ii) the total amount of interest income from interest-earning assets and the weighted average yields on such assets; (iii) the total amount of interest expense on interest-bearing liabilities and the weighted average rates paid on such liabilities; (iv) net interest income; (v) interest rate spread; and (vi) net interest margin:

	For the Three Months Ended
	September 30,
	2022			2021
(Dollars in thousands)	Average Balance[1]	Interest Income/ Expense	Average Yields Earned/Rates Paid[2]	Average Balance[1]	Interest Income/ Expense	Average Yields Earned/Rates Paid[2]
Assets:
Loans[3,4]	$14,761,077	$208,338	5.65%	$11,662,383	$149,176	5.12%
Interest-earning deposits in other financial institutions	1,235,712	7,347	2.38%	1,163,143	591	0.20%
Mortgage-backed and other investment securities[4]	257,119	3,298	5.13%	156,360	1,421	3.64%
Securities borrowed and margin lending	669,150	4,384	2.62%	903,542	6,851	3.03%
Stock of the regulatory agencies	28,281	419	5.93%	20,694	271	5.24%
Total interest-earning assets	16,951,339	223,786	5.28%	13,906,122	158,310	4.55%
Non-interest-earning assets	689,230			596,295
Total assets	$17,640,569			$14,502,417
Liabilities and Stockholders’ Equity:
Interest-bearing demand and savings	$7,715,655	$27,709	1.44%	$6,564,620	$3,567	0.22%
Time deposits	1,156,717	4,796	1.66%	1,363,061	4,145	1.22%
Securities loaned	534,538	943	0.71%	660,040	251	0.15%
Advances from the FHLB	880,348	5,163	2.35%	295,402	1,016	1.38%
Borrowings, subordinated notes and debentures	385,148	4,700	4.88%	223,837	2,689	4.81%
Total interest-bearing liabilities	10,672,406	43,311	1.62%	9,106,960	11,668	0.51%
Non-interest-bearing demand deposits	4,517,918			3,191,171
Other non-interest-bearing liabilities	770,189			717,725
Stockholders’ equity	1,680,056			1,486,561
Total liabilities and stockholders’ equity	$17,640,569			$14,502,417
Net interest income		$180,475			$146,642
Interest rate spread[5]			3.66%			4.04%
Net interest margin[6]			4.26%			4.22%
1Average balances are obtained from daily data.
2Annualized.
3Loans include loans held for sale, loan premiums and unearned fees.
4Interest income includes reductions for amortization of loan and investment securities premiums and earnings from accretion of discounts and loan fees. Loans include average balances of $25.9 million and $26.7 million of Community Reinvestment Act loans which are taxed at a reduced rate for the 2022 and 2021 three-month periods, respectively.
5Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.
6Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

AVERAGE BALANCES, NET INTEREST INCOME, YIELDS EARNED AND RATES PAID
BANKING BUSINESS
The following table presents our Banking Business segment’s information regarding (i) average balances; (ii) the total amount of interest income from interest-earning assets and the weighted average yields on such assets; (iii) the total amount of interest expense on interest-bearing liabilities and the weighted average rates paid on such liabilities; (iv) net interest income; (v) interest rate spread; and (vi) net interest margin for the three months ended September 30, 2022 and 2021:

	For the Three Months Ended
	September 30,
	2022			2021
(Dollars in thousands)	Average Balance[1]	Interest Income/ Expense	Average Yields Earned/Rates Paid[2]	Average Balance[1]	Interest Income/ Expense	Average Yields Earned/Rates Paid[2]
Assets:
Loans[3,4]	$14,735,034	$208,010	5.65%	$11,622,074	$148,843	5.12%
Interest-earning deposits in other financial institutions	929,206	5,631	2.42%	879,856	337	0.15%
Mortgage-backed and other investment securities[4]	275,975	3,371	4.89%	180,545	1,546	3.43%
Stock of the regulatory agencies	28,281	418	5.91%	17,824	270	6.06%
Total interest-earning assets	15,968,496	217,430	5.45%	12,700,299	150,996	4.76%
Non-interest-earning assets	312,320			286,810
Total assets	$16,280,816			$12,987,109
Liabilities and Stockholders’ Equity:
Interest-bearing demand and savings	$7,809,552	$27,741	1.42%	$6,614,799	$3,594	0.22%
Time deposits	1,156,717	4,796	1.66%	1,363,061	4,145	1.22%
Advances from the FHLB	880,348	5,163	2.35%	295,402	1,016	1.38%
Borrowings, subordinated notes and debentures	22	—	—%	43	—	—%
Total interest-bearing liabilities	9,846,639	37,700	1.53%	8,273,305	8,755	0.42%
Non-interest-bearing demand deposits	4,583,593			3,238,709
Other non-interest-bearing liabilities	190,997			124,213
Stockholders’ equity	1,659,587			1,350,882
Total liabilities and stockholders’ equity	$16,280,816			$12,987,109
Net interest income		$179,730			$142,241
Interest rate spread[5]			3.92%			4.34%
Net interest margin[6]			4.50%			4.48%
1Average balances are obtained from daily data.
2Annualized.
3Loans include loans held for sale, loan premiums and unearned fees.
4Interest income includes reductions for amortization of loan and investment securities premiums and earnings from accretion of discounts and loan fees. Loans include average balances of $25.9 million and $26.7 million of Community Reinvestment Act loans which are taxed at a reduced rate for the 2022 and 2021 three-month periods, respectively.
5Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.
6Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.